AMENDED AND RESTATED
CONVERTIBLE PROMISSORY NOTE

$587,053.00 August 31, 2015

Hermosa Beach, California

FOR VALUE RECEIVED, the undersigned, Hawker Energy, Inc., a Nevada corporation ("Maker"), hereby promises to pay to the order of Darren Katic, an individual ("Holder"), at his address of 648 1st St., Hermosa Beach, California 90254, or at such other place or to such other party or parties as Holder may from time to time designate, the principal sum of Five Hundred Eighty Seven Thousand Fifty Three Dollars and 00/100 ($587,053.00), or such lower amount as may be outstanding from time to time, with simple interest on the unpaid principal at the rate of 12.0% per annum, pursuant to this Amended and Restated Convertible Promissory Note ("Note"), from and after the date of each advance. This Note includes $378,800 in advances made by Holder to date, net of certain repayments, capitalization of accrued interest as of July 31, 2015 of $28,253 pursuant to the Original Note (as defined below), capitalization of an unpaid bonus of $120,000 accrued at August 31, 2014 and capitalization of an unpaid bonus of $60,000 accrued at February 28, 2015. Interest on this Note begins as of August 1, 2015.

1. Amendment and Restatement. This Note amends, restates and replaces in its entirety a Promissory Note of up to $400,000 dated June 15, 2015 (the "Original Note") and rolls up the unpaid bonus amounts above previously carried on the books of Maker as accrued liabilities. The Original Note shall be automatically cancelled and of no further force and effect upon execution of this Note by the Company and delivery of the executed original of this Note to Holder.

2. Payments and Maturity. The unpaid principal and accrued interest shall be payable in full on September 1, 2018 ("Maturity Date"). All interest hereunder shall be computed for the actual number of days elapsed from and including August 1, 2015. All payments under this Note shall be applied first, to costs of collection, if any, second, to accrued interest, third, to capitalized interest, fourth to the advances made, and finally, to capitalized bonuses. Maker reserves the right to prepay this Note (in whole or in part) prior to the Maturity Date with no prepayment penalty. All payments made hereunder shall be made in lawful money of the United States of America.

3. Costs of Collection. If any payment obligation under this Note is not paid when due, Maker promises to pay all costs of collection, including reasonable attorney's fees, regardless of whether an action is commenced as part of the collection process.

4. Prepayment. Maker may, upon at least three business days' prior written notice to Holder stating the proposed date and amount of the prepayment, and if the notice is given Holder shall, prepay the outstanding balance of principal and interest of this Note in whole or in part, without premium or penalty. In the event of prepayment, there shall become due and payable an amount equal to all accrued interest attributable to that portion of the outstanding principal balance of the Note being prepaid at that time.

5. Conversion of Note. This Note is convertible into units consisting of shares of Maker's Common Stock and Warrants to purchase Common Stock of Maker, in substantially the form attached as Exhibit 1 ("Conversion Units"), upon the terms and conditions set forth below.

5. Conversion of Note. This Note is convertible into units consisting of shares of Maker's Common Stock and Warrants to purchase Common Stock of Maker, in substantially the form attached as Exhibit 1 ("Conversion Units"), upon the terms and conditions set forth below.

(a) Voluntary Conversion. All or any portion of the then outstanding principal relating to the capitalized bonuses referred to in the introductory paragraph of this Note and accrued interest related thereto may be converted, at the option of Holder at the Maturity Date, into a number of Conversion Units computed by dividing that amount by $0.10 (as appropriately adjusted for any stock splits, stock combinations or similar events, the "Conversion Rate") to arrive at the number of shares of Conversion Units to be issued. All or any portion of the then outstanding principal and accrued interest under this Note other than the capitalized bonuses and interest thereon may be converted, at any time at the option of Holder, into a number of Conversion Units computed by dividing that amount by the Conversion Rate to arrive at the number of shares of Conversion Units to be issued. Each Conversion Unit shall consist of one share of Common Stock and a Warrant to purchase one-half (1/2) share of Common Stock for an exercise price of $0.25 per share.

(b) Conversion Procedure. Before Holder is entitled to receive certificate for Conversion Units, or any other instruments in connection with a conversion hereunder, Holder shall surrender the original of this Note, duly endorsed, at the principal office of Maker. At its expense, Maker shall, as soon as practicable thereafter, issue and deliver to Holder at the principal office certificates for the number of Conversion Units to which Holder is entitled upon conversion (bearing any legends that are required by the terms of the conversion and applicable state and federal securities law in the opinion of counsel to Maker), together with any other securities and property to which Holder is entitled upon conversion under the terms of this Note and, if the conversion is for less than all of the then outstanding balance of principal and interest on this Note, a replacement Note of like tenor in the proper denomination.

(c) No Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares to Holder upon the conversion of this Note, Maker shall pay to Holder an amount in cash equal to the product obtained by multiplying the Conversion Rate applied to effect the conversion by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of all principal of and accrued interest on this Note and/or payment of all principal and accrued interest, Maker shall be forever released from all its obligations and liabilities under this Note.

(d) Reservation of Stock Issuable Upon Conversion and Upon Exercise. Maker shall at all times reserve and keep available out of its authorized but unissued shares solely for the purpose of effecting the conversion of the Note that number of its shares of Common Stock as from time to time is sufficient to effect the conversion of the Note and the exercise of the Warrants issued upon conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of this Note and the exercise of the Warrants, then, in addition to any other remedies available to Holder, Maker will use its best efforts to take whatever corporate action is, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to a number of shares of Common Stock sufficient for those purposes.

(e) Adjustments to the Number of Conversion Units and to the Conversion Rate.

(i) In order to prevent dilution of the conversion rights granted under this Note, the number of Conversion Units issuable upon conversion of this Note shall be subject to adjustment from time to time as provided in this Section 5(e) (in each case, after taking into consideration any prior adjustments pursuant to this Section 5(e)).

(ii) If at any time Maker (a) pays a dividend or other distribution on its Common Stock in shares of Common Stock or shares of any other class or series of capital stock, (b) subdivides its outstanding Common Stock into a larger number of shares of Common Stock or (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of Conversion Units issuable upon conversion of this Note immediately prior to the record date for the dividend or distribution or the effective date of the subdivision or combination shall be adjusted so that the Holder of this Note shall thereafter be entitled to receive upon conversion of this Note that number of Conversion Units that is obtained by multiplying the number of Conversion Units this Note was convertible into immediately prior to the record date for the dividend or distribution or the effective date of the subdivision or combination by a fraction, the numerator of which is the number of shares of Maker's Common Stock outstanding immediately prior to the record date for the dividend or distribution or the effective date of the subdivision or combination and the denominator of which is the number of shares of Maker's Common Stock outstanding immediately after the payment of the dividend or distribution or the effective date of the subdivision or combination. An adjustment made pursuant to this Section 5(e)(ii) shall become effective immediately after the effective date of that event, but be retroactive to the record date, if any, for that event.

(iii) Except in the case of an event described in Section 5(e)(iv), if Maker, at any time or from time to time after the date of this Note, issues or sells any Common Stock (which, for avoidance of doubt, includes any bundling of securities of Maker that in part comprise Common Stock), or any security of Maker that is readily convertible into or exchangeable for Common Stock, without consideration or for consideration per share of Common Stock less than the Conversion Rate, then immediately upon the issuance or sale, the Conversion Rate in effect immediately prior to the issuance or sale shall be reduced (and in no event increased) to a Conversion Rate equal to the lowest price per share of Common Stock at which any such share has been issued or sold; provided, that if the issuance or sale was without consideration, then Maker shall be deemed to have received consideration of $0.01 per share.

(iv) There shall be no adjustment to the Conversion Rate under Section 5(e)(iii) with respect to any security of Maker issued or sold:

(A) upon conversion of this Note;

(B) to officers, directors or employees of, or consultants to, Maker pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors of Maker;

(C) as a dividend or distribution on Common Stock;

(D) upon exercise or conversion of option or warrants outstanding as of the date of this Note;

(E) upon any stock split, stock combination or other capital reorganization or Maker;

(F) upon consolidation or merger of Maker with or into another person;

(G) upon or in connection with the sale of all or substantially all of the assets of Maker to another person; or

(H) upon or in connection with any lender financing, equipment leasing or similar transaction.

6. Other Provisions.

(a) The Maturity Date of the Note shall be accelerated such that the Note becomes due and payable immediately on a Change of Control. A "Change of Control" shall occur when Darren Katic is no longer Chief Executive Officer of Maker other than by reason of his voluntary resignation without good reason.

(b) At the request of Holder, the Maturity Date of the Note is accelerated such that the Note becomes due and payable upon completion of an equity capital raise generating $5,000,000 or more in net proceeds to Maker after expenses.

(c) Repayment of this Note is expressly subordinated to TEG Oil & Gas U.S.A., Inc.'s obligations to Bank of the West, and Maker's obligations to Oceanside Strategies as set forth in a promissory note dated May 27, 2015.

(d) Maker shall be entitled to withhold from any payment of the bonus amounts included in this Note any sums required to be withheld pursuant to the Internal Revenue Code and the treasury regulations promulgated thereunder, and applicable state tax laws and regulations.

7. Events of Default. The occurrence or continuance of any of the following shall constitute an "Event of Default" under this Note:

(a) The dissolution of Maker;

(b) Maker (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) is unable, or admits in writing its inability to pay its applicable debts generally as they mature, (iii) makes a general assignment for the benefit of itself or any of its creditors, as applicable, (iv) becomes insolvent (as that term may be defined or interpreted under any applicable statute), (v) commences a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself, or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking

possession of its property, as applicable, by any official in an involuntary case or other proceeding commenced against it, as applicable, or (vi) takes any action for the purpose of effecting any of the foregoing; or

(c) Proceedings for the appointment of a receiver, trustee, liquidator, or custodian of Maker or of all or a substantial part of its property, as applicable, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to its debts, as applicable, under any bankruptcy, insolvency, or other similar law now or hereafter in effect is commenced and an order for relief entered or the proceeding is not dismissed within thirty (30) days after commencement.

Upon the occurrence or existence of any Event of Default, all outstanding obligations under this Note payable by Maker shall become immediately due and payable, without notice and without demand. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to him by law, either by suit in equity or by action at law, or both.

8. Miscellaneous.

(a) Maker expressly waives presentment, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note, and all other notices of any kind, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker and endorsers hereof.

(b) No single or partial exercise by Holder of any power under this Note will preclude any other or further exercise thereof or the exercise of any other power. No delay or omission on the part of Holder in exercising any right hereunder or any other agreement shall operate as a waiver of that right or of any other right under this Note.

(c) Whenever any payment to be made under this Note is due on a Saturday, Sunday, or a public holiday under the laws of the State of California, the payment shall be due on the next succeeding business day.

(d) All written notices required or permitted to be given under this Note shall be deemed served upon receipt by the addressee if delivered by hand or, if mailed, upon the expiration of seventy-two (72) hours after deposit in the United States Postal Service, certified mail, postage prepaid, addressed to the address of Maker or Holder as hereinafter set forth and as may hereafter be changed by giving notice to the other party in accordance with the foregoing:

Maker's Address:	Hawker Energy, Inc. 326 S. Pacific Coast Highway, Suite 102 Redondo Beach, California 90277 Attn: Secretary
Holder's Address:	Darren Katic 648 1st Street Hermosa Beach, California 90254

(e) Neither this Note nor any term or provision hereof may be waived, amended, discharged, modified, changed, or terminated except by an instrument in writing signed by the party against whom enforcement of any such waiver, amendment, discharge, modification, change, or termination is sought.

(f) Neither this Note nor any of the rights, interests or obligations hereunder may be transferred or assigned, by operation of law or otherwise, in whole or in part, by Maker, without the prior written consent of Holder. Holder may freely transfer or assign any or all rights, interests, or obligations hereunder. Subject to the restrictions on transfer described in this paragraph, the rights, interests, and obligations of Maker and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

(g) If any provision of this Note is held to be unenforceable, then that provision shall be excluded from this Note and the remainder of this Note shall be interpreted as if that provision was excluded and shall be enforceable in accordance with its terms.

(h) This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state, and the exclusive venue and jurisdiction for any disputes regarding this Note shall be the state and federal courts located in Los Angeles County, California.

Hawker Energy, Inc., a Nevada corporation

By: ______________________________
Kristian Andresen, Director

Terms agreed to by:

____
Darren Katic

Maker's Address: Hawker Energy, Inc.
326 S. Pacific Coast Highway, Suite 102
Redondo Beach, California 90277
Attn: Secretary

Holder's Address: Darren Katic
648 1st Street
Hermosa Beach, California 90254

(e) Neither this Note nor any term or provision hereof may be waived, amended, discharged, modified, changed, or terminated except by an instrument in writing signed by the party against whom enforcement of any such waiver, amendment, discharge, modification, change, or termination is sought.

(f) Neither this Note nor any of the rights, interests or obligations hereunder may be transferred or assigned, by operation of law or otherwise, in whole or in part, by Maker, without the prior written consent of Holder. Holder may freely transfer or assign any or all rights, interests, or obligations hereunder. Subject to the restrictions on transfer described in this paragraph, the rights, interests, and obligations of Maker and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

(g) If any provision of this Note is held to be unenforceable, then that provision shall be excluded from this Note and the remainder of this Note shall be interpreted as if that provision was excluded and shall be enforceable in accordance with its terms.

(h) This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state, and the exclusive venue and jurisdiction for any disputes regarding this Note shall be the state and federal courts located in Los Angeles County, California.

Hawker Energy, Inc., a Nevada corporation

By: ______________________________
Kristian Andresen, Director

Terms agreed to by:

____
Darren Katic

EXHIBIT 1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING THE SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO THAT EFFECT HAS BEEN RENDERED BY COUNSEL.

WARRANT

Warrant Certificate No.: [•]

FOR VALUE RECEIVED, Hawker Energy, Inc., a Nevada corporation (the "Company"), hereby certifies that Darren Katic, or his permitted registered assigns (the "Holder"), is entitled to purchase from the Company ____________ (_________) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at a purchase price per share of $0.25 (subject to adjustment as provided herein, the "Exercise Price"), all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used in this Warrant are defined in Section 1.

This Warrant has been issued upon conversion of the Amended and Restated Convertible Promissory Note, dated as of August 13, 2015 (the "Note"), made by the Company in favor of the Holder.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

"$" means United States dollars.

"Aggregate Exercise Price" means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3, multiplied by (b) the Exercise Price in effect as of the Exercise Date.

"Board" means the board of directors of the Company.

"Business Day" means any day, except a Saturday, Sunday or legal holiday on which banking institutions in the city of Los Angeles, California, are authorized or obligated by law or executive order to close.

"Common Stock" means the common stock, par value $0.001 per share, of the Company, and any capital stock into which the Common Stock has been converted, exchanged or reclassified following the Original Issue Date.

"Company" has the meaning set forth in the preamble of this Warrant.

"Convertible Securities" means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

"Exercise Date" means, for any given exercise of this Warrant, the date on which the conditions to exercise as set forth in Section 3 have been satisfied at or prior to 5:00 p.m., Los Angeles, California time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, this Warrant and the Aggregate Exercise Price.

"Exercise Agreement" means an Exercise Agreement in the form attached to this Warrant as Exhibit A.

"Exercise Period" has the meaning set forth in Section 2.

"Exercise Price" has the meaning set forth in the preamble of this Warrant.

"Fair Market Value" means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined by the Board in its reasonable discretion.

"Holder" has the meaning set forth in the preamble of this Warrant.

"Options" means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

"Original Issue Date" means __________, 201_.

"Person" means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

"Sale Event" means (i) any sale of Common Stock (excluding issuances of Common Stock by the Company) in a single transaction or a series of related transactions in which the holders of Common Stock immediately prior to such sale of Common Stock do not, directly or indirectly, own at least a majority of the Common Stock outstanding immediately after such sale of Common Stock, (ii) any merger, consolidation, reorganization or other business combination of the Company with or into any other corporation or other entity in which the holders of Common Stock immediately prior to such merger, consolidation, reorganization or business combination do not, directly or indirectly, own capital stock of the entity surviving such merger, consolidation, reorganization or business combination representing at least a majority of the combined voting power of the outstanding securities of such entity immediately after such merger, consolidation, reorganization or business combination, or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company to an unrelated person or entity by means of a single transaction or a series of related transactions.

"Securities Act" has the meaning set forth in the legend endorsed on the cover page of this Warrant.

"Subscription Agreement" has the meaning set forth in the preamble of this Warrant.

"Warrant" means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

"Warrant Shares" means the shares of Common Stock or other securities then purchasable upon exercise of this Warrant, as the same may be adjusted in accordance with the terms of this Warrant.

2. Term of Warrant. Subject to the terms and conditions of this Warrant, at any time or from time to time after the date hereof and prior to 5:00 p.m., Los Angeles, California time, on the three year anniversary of the Original Issue Date or, if that day is not a Business Day, on the next preceding Business Day (the "Exercise Period"), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder.

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification in accordance with Section 9 in the case of the loss, theft, destruction or mutilation of this Warrant), together with a duly completed (including specifying the number of Warrant Shares for which this Warrant is being exercised) and executed Exercise Agreement; and

(ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of the Aggregate Exercise Price;

(ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price;

(iii) by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

(iv) any combination of the foregoing.

(c) Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a)), the Company shall, as promptly as reasonably practicable, and in any event within ten Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d). The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 7, such other Person's name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or (subject to compliance with Section 7)

any other Person so designated to be named therein shall be deemed to have become a holder of record of the Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of this Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon exercise, the Company shall pay to the Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) that fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c), deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this Warrant, the Company hereby represents, covenants and agrees that:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant in compliance with the terms of this Warrant shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii) The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(iv) The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to the Holder or to any other Person permitted to receive Warrant Shares upon exercise of this Warrant, and no issuance or delivery shall be made unless and until the Holder or that Person has paid to the Company the amount of any tax, or has established to the satisfaction of the Company that the tax has been paid.

(g) Conditional Exercise. Notwithstanding any other provision of this Warrant, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a Sale Event, the exercise may at the election of the Holder be conditioned upon the consummation of the transaction, in which case the exercise shall not be deemed to be effective until immediately prior to the consummation of the transaction.

(h) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all actions necessary or appropriate so that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4. Adjustment to Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 4.

(a) Adjustment to Exercise Price and Warrant Shares upon Dividend, Subdivision or Combination of Common Stock. If the Company, at any time or from time to time after the Original Issue Date, (i) pays a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in Options or Convertible Securities, or (ii) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, then the Exercise Price in effect immediately prior to the dividend, distribution or subdivision shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this Section 4(a) shall become effective concurrent at the time such dividend, subdivision or combination becomes effective.

(b) Adjustment to Exercise Price and Warrant Shares upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than (x) a change in par value, from par value to no par value, or from no par value to par value, or (y) as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another Person or (v) other similar transaction (other than a transaction covered by Section 4(a)), in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock,

securities or assets with respect to or in exchange for Common Stock, this Warrant shall, immediately after the reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from the transaction to which the Holder would have been entitled upon the reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of the reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of the exercise; and, in that case, appropriate adjustment (in form and substance determined by the Board in its reasonable discretion) shall be made with respect to the Holder's rights under this Warrant to insure that the provisions of this Section 4 shall thereafter be applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant (including, in the case of any consolidation, merger, sale or similar transaction in which the successor or purchasing Person is other than the Company, an immediate adjustment in the Exercise Price to the value per share for the Common Stock reflected by the terms of the consolidation, merger, sale or similar transaction, and a corresponding immediate adjustment to the number of Warrant Shares acquirable upon exercise of this Warrant without regard to any limitations or restrictions on exercise, if the value so reflected is less than the Exercise Price in effect immediately prior to the consolidation, merger, sale or similar transaction). The provisions of this Section 4(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transactions. Subject to Section 5, the Company shall not effect any reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from the reorganization, reclassification, consolidation, merger, sale or similar transaction, assumes, by written instrument substantially similar in form and substance to this Warrant, the obligation to deliver to the Holder the shares of stock, securities or assets which, in accordance with the foregoing provisions, the Holder is entitled to receive upon exercise of this Warrant. With respect to any corporate event or other transaction contemplated by the provisions of this Section 4(b), the Holder shall have the right to elect prior to the consummation of the event or transaction, to give effect to the exercise rights contained in Section 3 instead of giving effect to the provisions contained in this Section 4(b) with respect to this Warrant.

(c) Certain Events. If any event of the type contemplated by the provisions of this Section 4 but not expressly provided for by these provisions occurs, then the Board shall make an appropriate adjustment in the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 4; provided, that no adjustment pursuant to this Section 4(c) shall increase the Exercise Price or decrease the number of Warrant Shares issuable as otherwise determined pursuant to this Section 4.

(d) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Exercise Price that results in an increase or decrease of the Exercise Price of $0.01 or more, but in any event not later than 20 Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than ten Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the Exercise Price then in effect and the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant; provided that the Holder may only exercise his rights pursuant to this Section 4(d)(ii) once during any twelve consecutive month period.

(e) Notices. In the event:

(i) that the Company takes a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company's assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least 20 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for the dividend, distribution or other right or action, and a description of the dividend, distribution or other right, or (B) the effective date on which the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or other capital stock or securities) for securities or other property deliverable upon the reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of the exchange applicable to the Warrant and the Warrant Shares.

5. Sale Event. Notwithstanding anything in this Warrant to the Contrary, the Company shall have the right (exercisable in the sole and absolute discretion of the Board), but not the obligation, in connection with a Sale Event to make or provide for a cash payment to Holder, in exchange for the cancellation of this Warrant, in an amount equal to the difference between (a) the value as determined by the Board of the consideration payable, or otherwise to be received by stockholders, per share of Common Stock pursuant to a Sale Event multiplied by the number of Warrant Shares then issuable under this Warrant and (b) the Aggregate Exercise Price of all Warrant Shares, subject to the other terms and conditions of the Sale Event (such as representations and warranties, holdback and escrow amounts, indemnification obligations and purchase price adjustments) to the extent applicable to Common Stock holders.

6. Restrictions on Exercise. Notwithstanding anything in this Warrant to the contrary, this Warrant may not be exercised if the issuance of Warrant Shares upon the exercise or if the method of payment for the Warrant Shares would constitute a violation of any applicable laws or regulations, including, without limitation, applicable federal and state securities laws and regulations. The Company may require the Holder to make any representations and warranties to the Company as may be required by any applicable law or regulation (including, without limitation, applicable federal and state securities laws and regulations) before allowing this Warrant to be exercised. Without limiting the generality of the foregoing, Warrant Shares issued upon exercise of this Warrant may not be issued in the name of any Person other than the Holder unless the transfer conditions referred to in the legend endorsed on the cover page of this Warrant have been complied with to the satisfaction of the Company. In addition, no Warrant Shares will be issued pursuant to the exercise of this Warrant unless the issuance and exercise comply with all relevant requirements of any stock exchange upon which the Common Stock may then be listed.

7. Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed on the cover page of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of the transfer. Upon compliance, surrender and delivery and, if required, payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

8. Holder Not Deemed a Stockholder; Limitations on Liability. Prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote,

give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9. Replacement on Loss; Division and Combination.

(a) Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to the Company and, in case of mutilation, upon surrender of the Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment that may be involved in the division or combination, this Warrant may be divided or, following any the division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment that may be involved in the division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with the notice. The new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with the notice.

10. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 10 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that that the Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or applicable state or federal securities laws. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING THE SHARES IS EFFECTIVE UNDER THE SECURITIES ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO THAT EFFECT HAS BEEN RENDERED BY COUNSEL."

(b) Representations of the Holder. In connection with the issuance of this Warrant and each exercise of this Warrant, the Holder specifically represents, as of the date of issuance of this Warrant and each Exercise Date, to the Company as follows:

(i) The Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and all Warrant Shares issued upon exercise hereof for investment for his own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under those laws and applicable regulations, the securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that he is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that he can bear the economic and financial risk of his investment for an indefinite period, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. Subject to Section 10(b)(iv), the Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

(iv) The Holder acknowledges and agrees that neither the Company, nor any officer, director, employee or representative of the Company, nor any other Person has made or is making any representations or warranties of any kind or nature whatsoever, express or implied, beyond those expressly given by the Company in this Warrant and in the Note.

11. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of this Warrant and any transfers of this Warrant. The Company may deem and treat the Person in whose name the Warrant is registered on the register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF (or similar electronic format) document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the fourth day after the date mailed, by USPS certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	Hawker Energy, Inc. 326 South Pacific Coast Highway Suite 102 Redondo Beach, CA 90277 E-mail: dkatic@hawkerenergyllc.com Attn: President
with a copy to (which shall not constitute notice):	Rutan & Tucker, LLP 611 Anton Blvd., Suite 1400 Costa Mesa, CA 92626 E-mail: gamber@rutan.com Attn: Gregg Amber, Esq.
If to the Holder:	Darren Katic 648 1st Street Hermosa Beach, CA 90254 E-mail: dkatic@hawkerenergyllc.com

13. Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

14. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by that party of any of its or his obligations under this Warrant would give rise to irreparable harm to the other party for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by that party of any of its or his obligations, the other party shall, in addition to any and all other rights and remedies that may be available to it or him in respect of the breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

15. Entire Agreement. This Warrant, together with the Note, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to the subject matter. In the event of any inconsistency between the provisions of this Warrant and the provisions of the Note, the provisions of this Warrant shall control.

16. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties and the successors of the Company and the heirs, successors and permitted assigns of the Holder. Successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

17. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted heirs and assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

18. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

19. Amendment and Modification; Waiver. This Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by either party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by the written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

20. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable that term or provision in any other jurisdiction.

21. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

22. Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of Los Angeles and County of Los Angeles, California, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party's address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

23. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

Hawker Energy, Inc.

By: ________________________
Kristian Andresen, Director

Accepted and agreed,

____
Darren Katic

EXHIBIT A
EXERCISE AGREEMENT

TO: HAWKER ENERGY, INC.

The undersigned Holder hereby exercises the right to purchase _______________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant.

The Aggregate Exercise Price for the purchase of the shares of Common Stock calculated in accordance with the Warrant equals: $_______________. The undersigned Holder has either (a) enclosed herewith a certified or official bank check payable to the order of the Company in the full amount of the Aggregate Exercise Price or (b) prior to or on the date of this Exercise Agreement paid the full amount of the Aggregate Exercise Price by wire transfer of immediately available funds to an account designated in writing by the Company.

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

The undersigned Holder represents that he is acquiring the shares upon exercise of the Warrant for his own account and not with a view toward, or for resale in connection with, the public sale or distribution of those shares, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "Securities Act"), and that as of the date hereof, the undersigned is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

Name of Holder: ____

Signature of Holder: ____

Name of Authorized
Signatory (if an entity): ____

Title of Authorized
Signatory (if an entity): ____

Dated: ____

EXHIBIT B
ASSIGNMENT

(To be Signed Only on Transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase shares of Common Stock of Hawker Energy, Inc. into which the within Warrant relates specified under the headings "Number of Warrants Transferred," respectively, opposite the name(s) of the person(s) and appoints each and any officer of the Company as attorney to transfer the undersigned's respective right on the register of warrants maintained by the Company with full power of substitution in the premises.

Transferees	Address	Number of Warrants Transferred
____________	____________	____________
____________	____________	____________
____________	____________	____________

Dated: ______________________

____
(Signature must conform to name of Holder as specified on the face of the Warrant)

Address: ______________________
____

____
Signature Guarantee

ACCEPTED AND AGREED:

[TRANSFEREE]

____
(Name)

The signature of the Holder to this Assignment must correspond exactly with the name of the Holder as set forth on the face of the Warrant in every particular and the signature must be guaranteed by a U.S. chartered bank or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.